Exhibit 2

Westpac Banking Corporation
Level 18, 275 Kent Street
Sydney, NSW, 2000

ASX RELEASE

13 February 2026

Westpac First Quarter 2026 Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached First Quarter 2026 Investor Discussion Pack.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

1Q26INVESTOR DISCUSSIONPACK WESTPACBANKING CORPORATION ABN 33 007 457 141 WESTPAC FOR THE3 MONTHS ENDED 31 DECEMBER 2025 This document should be read in conjunction with Westpac’s December 2025 Pillar 3 Report. All amounts are in Australian dollars.

Net interest margin1 Gross loans Deposits Westpac 1Q26 Investor Discussion Pack FINANCIAL PERFORMANCE FINANCIAL PERFORMANCE 1 Excluding Notable Items. 2 Flat excluding the impact of the restructuring charge in 2H25. Net profit excluding Notable Items Excluding Notable Items $1.9bn Net profit excluding Notable Items $1.9bn Unaudited statutory net profit $bn 1Q26 % movement 1Q26 - 2H25 qtr average Net profit excluding Notable Items 1.9 6% Net operating income 5.8 1% Operating expenses (3.0) (5%)2 Pre-provision profit 2.8 7% Impairment charges/(benefits) to average loans 6 bps 2 bps 2 Composition of NIM (%) 3Q25 4Q25 1Q26 Core NIM 1.85 1.80 1.79 Treasury & Markets 0.14 0.12 0.15 NIM 1.99 1.92 1.94 AIEA ($bn) 1,001 1,017 1,029 825 856 879 Dec-24 Sep-25 Dec-25 688 723 735 Dec-24 Sep-25 Dec-25 Up 7% Up 7% Up $22bn Up $12bn

Key capital ratios (%) Sep-24 Dec-24 Sep-25 Dec-25 Level 2 CET1 capital ratio 12.5 11.9 12.5 12.3 Additional Tier 1 capital ratio 2.3 2.3 1.9 1.9 Tier 1 capital ratio 14.8 14.2 14.4 14.2 Tier 2 capital ratio 6.6 7.4 7.2 7.4 Total regulatory capital ratio 21.4 21.6 21.7 21.6 Risk weighted assets (RWA) ($bn) 437 451 450 452 Leverage ratio 5.3 5.1 5.1 5.0 Level 1 CET1 capital ratio 12.7 12.1 12.7 12.5 12.53 42 4 12.31 (59) (5) (4) Sep-25 1Q26 Net profit 2H25 dividend RWA IRRBB Other Dec-25 Level 2 CET1 capital ratio movements (%, bps) CET1 CAPITAL RATIO 12.3% CAPITAL 1 Capital deductions and other items including FX translation impacts. 2 Includes remaining on market share buyback previously announced in Nov-23, May-24 and Nov-24. 1 Lending: (29bps) Capital floor: (4bps) Operational risk overlay removal: 17bps Other: 11bps 3 Westpac 1Q26 Investor Discussion Pack • RAMS sale ~22bps • Share buyback2 (23bps) Considerations post 31-Dec-25 Standard changes: 39bps Additional deposit hedge: (27bps) Embedded losses: (16bps)

450.0 10.5 1.4 0.9 1.5 452.4 (3.2) (0.7) (2.3) (1.0) (4.7) Sep-25 Credit quality Lending Counter-party credit and MTM risk Data refinement FX translation IRRBB Operational risk Market risk Capital floor adjustment Dec-25 RISK WEIGHTED ASSETS 4 RWA ($bn) Westpac 1Q26 Investor Discussion Pack CAPITAL 1 Includes other assets, securitisation exposures in the banking book and settlement risk. 2 Mark to market. Up $2.4bn or 0.5% 1 Credit RWA up $3.3bn or 0.9% 2

Forecasts for base case ECL2 Base case Downside 2025 2026 Trough / peak3 GDP growth 2.2% 2.4% (6%) Unemployment 4.4% 4.6% 11% Residential property prices 7.7% 6.0% (27%) Commercial property prices 0.8% 4.1% (32%) Total provisions for expected credit losses1 ($m) Key ratios PROVISIONS FOR EXPECTED CREDIT LOSS CREDIT QUALITY 1 Includes provisions for debt securities. 2 Forecast date is 17 December 2025. 3 These key economic indicators represent trough or peak values that characterise the scenarios considered in setting downside severity. Residential and commercial forecasts represent cumulative reduction over a two-year period. Dec-24 Sep-25 Dec-25 Provisions to gross loans (bps) 62 58 57 Impaired asset provisions to impaired assets (%) 40 40 40 Collectively assessed provisions to credit RWA (bps) 128 125 125 Westpac 1Q26 Investor Discussion Pack Forecasts used in economic scenarios 5 568 611 539 536 1,206 1,198 1,190 1,156 2,302 2,256 2,087 2,091 816 877 933 982 199 130 238 252 5,091 5,072 4,987 5,017 Dec-24 Mar-25 Sep-25 Dec-25 Stage 3 IAP Stage 3 CAP Stage 2 CAP Stage 1 CAP Overlay $2.1bn above base case

0.16 0.16 0.15 0.15 0.44 0.37 0.32 0.29 0.23 0.28 0.30 0.28 0.56 0.55 0.51 0.45 1.39 1.36 1.28 1.17 Dec-24 Mar-25 Sep-25 Dec-25 Impaired Non-performing, 90+ days Non-performing, <90 days Watchlist & substandard Australian mortgage delinquencies1 (%) Australian consumer finance 90+ delinquencies (%) Stressed exposures as a % of TCE CREDIT QUALITY METRICS CREDIT QUALITY 1 Excluding RAMS. 2 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Westpac 1Q26 Investor Discussion Pack Australian mortgage hardship2 balances (%) 0.54 0.00 0.50 1.00 1.50 2.00 2.50 Dec-23 Jun-24 Dec-24 Jun-25 Dec-25 6 0.66 2.86 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Dec-23 Jun-24 Dec-24 Jun-25 Dec-25 Credit cards Personal loans 0.58 1.09 0.0 1.0 2.0 3.0 4.0 Dec-23 Jun-24 Dec-24 Jun-25 Dec-25 90+ day delinquencies 30+ day delinquencies

0.0 1.0 2.0 3.0 4.0 5.0 6.0 Property Wholesale & retail trade Property & business services Utilities Services Agriculture, forestry & fishing Manufacturing Transport & storage Construction Accommodation cafes & restaurants Mining Dec-24 Sep-25 Dec-25 Corporate and business stressed exposures by industry sector (%) Exposure and credit quality by sector Sector Finance & insurance1 Property2 Wholesale & retail trade Property & business services Utilities Services3 Agriculture, forestry & fishing Manufacturing Transport & storage Construction4 Accomm, cafes & restaurants Mining TCE ($bn) Dec-25 156.6 97.0 34.9 31.0 29.8 28.9 28.9 27.8 25.8 15.0 14.6 8.9 Sep-25 154.4 93.6 36.0 27.5 29.0 28.5 28.3 26.7 23.3 14.8 13.7 8.6 Stressed (%)5,6 Dec-25 0.1 1.9 4.2 2.5 0.4 3.0 3.6 3.8 2.4 4.7 3.8 1.2 Sep-25 0.1 2.4 4.4 3.0 0.1 3.3 3.7 4.3 2.5 5.5 3.7 1.4 Impaired (%)6 Dec-25 0.0 0.1 0.6 0.5 0.0 0.8 0.2 0.7 0.4 0.6 0.1 0.2 Sep-25 0.0 0.1 0.6 0.5 0.0 0.8 0.2 0.7 0.4 0.6 0.2 0.2 CREDIT QUALITY ACROSS SECTORS CREDIT QUALITY 1 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. Includes assets held for liquidity portfolio. 2 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 3 Services includes education, health & community services, cultural & recreational and personal & other services. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes impaired exposures. 6 Percentage of portfolio TCE. 7 Westpac 1Q26 Investor Discussion Pack

24 19 38 12 7 0.6 68 14 11 5 1 0.3 0.5 0 20 40 60 80 100 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 >100 At origination Dynamic Australian mortgage portfolio Dec-24 balance Sep-25 balance Dec-25 balance Total portfolio ($bn) 508.3 518.7 529.7 Owner occupied (OO) (%) 68.0 67.8 67.2 Investment property loans (IPL) (%) 31.0 31.4 32.0 Variable rate / Fixed rate (%) 93/7 97/3 97/3 Interest only (I/O) (%) 11.8 12.0 12.2 Proprietary channel (%) 47.3 45.1 44.4 First home buyer (%) 12.2 12.5 12.6 Mortgage insured (%) 11.0 8.8 8.2 Dec-24 Sep-25 Dec-25 Average loan size1 ($’000) 325 343 350 Customers ahead on repayments including offset account balances (%) By accounts 83 85 86 By balances 81 84 85 Hardship2 balances (% of portfolio) 0.98 0.53 0.54 AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION CREDIT QUALITY 1 Average loan size includes amortisation. Calculated at account level, where split loans represent more than one account. 2 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. 3 Loan-to-value ratio. 4 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Cotality. 8 Westpac 1Q26 Investor Discussion Pack By product and repayment type (%) Portfolio LVR3 bands (%) 4 N/A 1 9 22 2 66 1 10 22 2 66 1 10 22 2 65 LOC IPL-I/O IPL-P&I OO-I/O OO-P&I Dec-24 (Portfolio) Sep-25 (Portfolio) Dec-25 (Portfolio)

9 Customers ahead on repayments1 (% by balances) Offset account balances ($bn) Buffer to balance ratio2 (%) Westpac 1Q26 Investor Discussion Pack AUSTRALIAN MORTGAGE PORTFOLIO REPAYMENT BUFFERS CREDIT QUALITY 1 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. Charts may not add due to rounding. 2 Excludes Line of Credit. 12 1 3 14 31 Dec-25 Investment property loans – generally maintain higher balances for tax purposes Accounts opened in the last 12 months Structural restrictions on repayments e.g. fixed rate Residual – <1 month repayment buffer Loans ‘on time’ and <1mth ahead Buffer = Current Limit - Outstanding Balance + Offset Balance 2 17 18 21 17 25 1 14 18 21 18 27 1 14 17 21 19 28 Behind On time < 1mth < 6mths >2yrs Dec-24 Sep-25 Dec-25 >6mths to <2yrs 19.4 19.4 19.7 20.8 21.2 Sep-22 Sep-23 Sep-24 Sep-25 Dec-25 53 57 63 73 77 Sep-22 Sep-23 Sep-24 Sep-25 Dec-25

47.0% 19.5% 23.1% 7.4% 3.0% 0<=60 60<=70 70<=80 80<=90 90+ Mortgage delinquencies (%) Mortgage portfolio LVR2 (% of portfolio) Business stressed exposures to business TCE1 (%) Unsecured Consumer delinquencies (%) NEW ZEALAND CREDIT QUALITY CREDIT QUALITY 1 Chart may not add due to rounding. 2 LVR based on current exposure and property valuation at the latest credit event. 89.6% of mortgage portfolio has an LVR less than 80% 10 Westpac 1Q26 Investor Discussion Pack 0.47 0.97 0.0 0.5 1.0 1.5 2.0 Dec-23 Jun-24 Dec-24 Jun-25 Dec-25 90+ day delinquencies 30+ day delinquencies 0.78 1.84 0.0 1.5 3.0 4.5 6.0 Dec-23 Jun-24 Dec-24 Jun-25 Dec-25 90+ day delinquencies 30+day delinquencies 0.2 0.2 0.2 0.2 0.3 0.3 0.2 0.2 2.4 2.0 1.7 1.4 2.9 2.4 2.2 1.8 Dec-24 Mar-25 Sep-25 Dec-25 Impaired Non-performing, not impaired Watchlist & substandard

FUNDING AND LIQUIDITY

FUNDING AND LIQUIDITY

Key funding and liquidity measures

Liquidity coverage ratio (LCR) (%)
Quarterly average


131
135
137
133
Dec-24
Mar-25
Sep-25
Dec-25

- Quarterly LCR movement reflects a decrease in average liquid assets

Net stable funding ratio (NSFR) (%)


113
115
113
112
Dec-24
Mar-25
Sep-25
Dec-25

- Movement in the NSFR reflects an increase in required stable funding due to growth in lending

Customer deposits to net loans ratio (D2L) (%)


83.9
84.5
84.9
84.1
Dec-24
Mar-25
Sep-25
Dec-25

- Lower D2L ratio reflects stronger loan growth compared to customer deposit growth in the quarter

Term debt issuance and maturity profile[1,2] ($bn)


Issuance
Maturities
42
28
18
25
31
32
27
19
16
27
FY24
FY25
FY26 YTD
FY26 remaining
FY27
FY28
FY29
FY30
FY31
>FY31
Tier 2 capital
Senior/Securitisation
Additional Tier 1 capital
Covered bond

Term debt issuance by program[2] (%)


$18.1bn YTD
50
14
10
26
Senior Bonds
Tier 2 Capital
Securitisation
Covered

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for Additional Tier 1 and callable Tier 2 instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Any early redemption would be subject to prior written approval from APRA, which may or may not be provided. Maturities exclude securitisation amortisation. Data excludes Funding for Lending Programme. 2 Year to date is 1 October 2025 to 12 February 2026.

11 Westpac 1Q26 Investor Discussion Pack

Table may not add due to rounding 1 Excludes Notable Items. APPENDIX 1: NET PROFIT APPENDIX $bn 3Q25 4Q25 2H25 qtr average 1Q26 % movement 1Q26 - 2H25 qtr average Net interest income 5.0 4.9 5.0 5.0 2% Non-interest income 0.8 0.8 0.8 0.7 (4%) Net operating income 5.7 5.7 5.7 5.8 1% Operating expenses (2.9) (3.3) (3.1) (3.0) (5%) Pre-provision profit 2.8 2.5 2.6 2.8 7% Impairment charges (0.1) (0.1) (0.1) (0.1) 44% Tax and NCI (0.8) (0.7) (0.8) (0.8) 5% Net profit excluding Notable Items 1.9 1.6 1.8 1.9 6% Notable Items (post tax) - 0.1 - - (62%) Statutory net profit 1.9 1.7 1.8 1.9 5% ROE1 10.4% 9.0% 9.7% 10.3% 60 bps ROTE1 11.7% 10.1% 10.9% 11.6% 69 bps NIM1 1.99% 1.92% 1.95% 1.94% (1bp) 12 Westpac 1Q26 Investor Discussion Pack

APPENDIX 2: STATUTORY NET PROFIT APPENDIX $b 3Q25 4Q25 2H25 qtr average 1Q26 % movement 1Q26 - 2H25 qtr average Net interest income 5.0 5.0 5.0 5.0 1% Non-interest income 0.7 0.8 0.8 0.8 (4%) Net operating income 5.8 5.8 5.8 5.8 - Operating expenses (2.9) (3.3) (3.1) (3.0) (5%) Pre-provision profit 2.8 2.5 2.7 2.8 6% Impairment charges (0.1) (0.1) (0.1) (0.1) 44% Tax and NCI (0.8) (0.8) (0.8) (0.8) 3% Statutory net profit 1.9 1.7 1.8 1.9 5% ROE 10.5% 9.3% 9.9% 10.4% 46 bps ROTE 11.8% 10.5% 11.1% 11.7% 52 bps 13 Westpac 1Q26 Investor Discussion Pack Table may not add due to rounding

AIEA Average interest earning assets CAP Collectively assessed provisions CET1 capital ratio Common equity tier one capital ratio LCR Liquidity coverage ratio NIM Net interest margin NSFR Net stable funding ratio ROE Return on average equity ROTE Return on average tangible equity RWA Risk weighted assets TCE Total committed exposures APPENDIX 3: ABBREVIATIONS Westpac 1Q26 Investor Discussion Pack APPENDIX 14

INVESTOR RELATIONS TEAM – CONTACT US CONTACT US INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT For all shareholding enquiries relating to: • Address details and communication preferences • Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@cm.mpms.mufg.com au.investorcentre.mpms.mufg.com +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre Westpac 1Q26 Investor Discussion Pack Lucy Wilson Head of Corporate Reporting and ESG Catherine Garcia Head of Investor Relations, Institutional Arthur Petratos Manager, Shareholder Services Bianca Julian Graduate, Investor Relations Jacqueline Boddy Head of Debt Investor Relations Justin McCarthy General Manager, Investor Relations James Wibberley Senior manager, Investor Relations Nathan Fontyne Senior Analyst, Investor Relations 15

DISCLAIMER The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy, liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, ‘objective’, ‘pursue’ or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the sections titled ‘Operating Environment’ and ‘Risk Management' in our 2025 Annual Report, as well as ‘2025 Risk Factors’ (each available at www.westpac.com.au). When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. We also make statements about our processes and policies (including what they are designed to do) as well as the availability of our systems or product features. Systems, processes and product features can be subject to disruption, and may not always work as intended, so these statements are limited by the factors described in the section titled ‘Risk Management’ in our 2025 Annual Report, as well as ‘2025 Risk Factors’ (each available at www.westpac.com.au). DISCLAIMER 16 Westpac 1Q26 Investor Discussion Pack